DASAN Zhone Solutions Reports First Quarter 2020 Financial Results

•	Revenues $47.5 million
•	Adjusted EBITDA ($4.8) million
•	Backlog increased to $82.6M over the prior quarter
•	Cash and cash equivalents of $26.4 million
•	Refunded existing credit facility with lower cost debt
•	Highest gross margin (33.7%) in 7 quarters

Alameda, Calif., USA, May 7, 2020 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI, the "Company" or “DZS”), a leading enabler of the emerging hyper-connected, hyper-broadband world, today reported results for the first quarter of 2020.

Selected Financial Information

Key Financial Results	Q1 2020	Q4 2019	Q1 2019
	($ in millions, except per share amounts)
Net revenue	$47.5	$77.6	$74.1
Adjusted EBITDA(1)	(4.8)	1.0	1.8
Net income (loss) attributable to DZS – Non-GAAP(1)	(5.4)	(2.3)	0.8
Diluted common shares outstanding	21.5	21.4	16.6
Cash and cash equivalents at quarter end	26.4	28.7	20.9

(1) Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables attached to this release.

Management Commentary

“While the COVID-19 pandemic has produced operational challenges for our industry, we made substantial progress advancing our strategic growth initiatives,” said Yung Kim, CEO of DZS. “Commercial deployments of our new 5G mobile any-haul products have commenced and we’re seeing growing customer interest in our newest fiber broadband access technologies. The role of high-speed data networks has never been more essential, and our role to enable our customers’ success has never been more vital. We stand well positioned to emerge from this crisis an even stronger company.”

First Quarter 2020 Financial Results

Net revenue for the first quarter of 2020 was $47.5 million, a 35.9% decrease year-over-year from $74.1 million in the prior year period, primarily due to the global slowdown associated with the COVID-19 pandemic. Revenue was also impacted by transitions in the spending patterns of our service provider customers, as they prepare for the next generation fiber and wireless technologies.

GAAP gross margin for the first quarter of 2020 was 33.7%, compared to 33.6% in the first quarter of 2019. Adjusted gross margin for the first quarter of 2020 was 34.7%, compared to 34.6% in the first quarter of 2019.

GAAP net loss attributable to DZS for the first quarter of 2020 totaled $(8.8) million, or $(0.41) per diluted share compared to $(1.6) million, or $(0.10) per diluted share, in the same period last year. Non-GAAP net loss attributable to DZS for the first quarter of 2020 totaled $(5.4) million, or $(0.25) per diluted share, compared to non-GAAP net income attributable to DZS of $0.8 million, or $0.05 per diluted share, in the year ago quarter.

GAAP operating expenses for the first quarter of 2020 were $23.6 million compared to $25.7 million in the same quarter last year as the company benefited from recent cost-cutting initiatives.  Adjusted operating expenses for the first quarter of 2020 were $22.0 million compared to $23.6 million in the comparable year ago period.

Adjusted EBITDA for the first quarter of 2020 totaled $(4.8) million and the Adjusted EBITDA margin was (10.1%). This compares to Adjusted EBITDA of $1.8 million, or 2.5% Adjusted EBITDA margin, in the same year-ago period.

Total cash and cash equivalents (excluding restricted cash) as of March 31, 2020 were $26.4 million, compared to $28.7 million as of December 31, 2019.

Business Outlook

DZS’s business outlook is based on current expectations. The following statements are forward-looking, and actual results can differ materially and adversely from those expressed below. Actual results will be impacted by market conditions and those factors described below under “Forward-Looking Statements” and in the sections entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent filings with the U.S. Securities and Exchange Commission. Accordingly, undue reliance should not be placed on these projections.

Due to the economic uncertainties arising from the COVID-19 crisis, DZS is withdrawing its previously issued full-year 2020 guidance. The company will reassess its ability to provide annual guidance at the end of the second quarter.

Second Quarter 2020 Guidance

	Q2 2020
	Low	High
	(in millions)
Net revenue	$57.0	$65.0
Adjusted Gross margin %(1)	32.5%	33.5%
Adjusted Operating expenses(1)	24.0	23.0
Adjusted EBITDA(1)	(5.5)	(1.0)

(1) Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables attached to this release.

Non-GAAP Financial Measures

To supplement DZS's consolidated financial statements presented in accordance with GAAP, DZS uses Adjusted Gross Margin, Adjusted Operating expenses, Non-GAAP Net Income attributable to DZS, EBITDA, and Adjusted EBITDA, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of DZS's past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses and gains that DZS believes are not indicative of core operating results. Further, Adjusted Gross Margin, Adjusted Operating expense and Adjusted EBITDA are measures of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate these metrics differently than DZS does. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

DZS defines Adjusted Gross Margin as GAAP Gross Margin less (i) depreciation and amortization, (ii) stock based compensation, (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as, inventory step-up amortization, any of which may or may not be recurring in nature.

DZS defines Adjusted Operating expenses as GAAP operating expenses less (i) depreciation and amortization, (ii) stock based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition  costs, purchase price adjustment, goodwill impairment, impairment of long-lived assets or loss on debt extinguishment, restructuring and other charges, any of which may or may not be recurring in nature.

DZS defines Non-GAAP net income (loss) attributable to DZS as GAAP Net Income less (i) depreciation and amortization, (ii) stock based compensation, (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition  costs, inventory step-up amortization, purchase price adjustment, goodwill impairment, impairment of long-lived assets or loss on debt extinguishment, restructuring and other charges, any of which may or may not be recurring in nature.

DZS defines EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax provision (benefit), and (iii) depreciation and amortization expense. DZS defines Adjusted EBITDA as EBITDA plus (i) stock-based compensation expenses, and (ii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition transaction costs, inventory step-up amortization, purchase price adjustment, goodwill impairment, gain or (loss) on sale of assets, impairment of long-lived assets or loss on debt extinguishment, any of which may or may not be recurring in nature.

A reconciliation of EBITDA and Adjusted EBITDA to each of their respective GAAP counterparts for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019 is included at the end of the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below. Reconciliations of the other Non-GAAP measures included herein to their GAAP counterparts are provided in the section below entitled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Guidance”.

Conference Call

DZS management will hold a conference call today (May 7, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results. A question and answer session will follow management’s presentation.

U.S. dial-in number: 877-742-9182

International number: +1-602-563-8857

Conference ID: 1668748

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 15, 2020.

Toll-free replay number: 855-859-2056

International replay number: +1-404-537-3406

Replay ID: 1668748

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995.  These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross margin, costs or other financial items (including non-GAAP measures) in future periods are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

About DASAN Zhone Solutions, Inc.

Dasan Zhone Solutions, Inc. (NASDAQ: DZSI) is a global provider of leading-edge access, 5G transport, and enterprise communications platforms that enable the emerging hyper-connected, hyper-broadband world. Over 1200 service providers, operators, and enterprises in over 120 countries globally have leveraged DZS innovation, open solutions, and agility to arm themselves with the network resources and deployment freedom they need to lead in their markets and deliver an unrivaled communications experience. With manufacturing based in the USA and Germany, and engineering, service and support centers of excellence spread across the globe, DZS is positioned to bring next-generation technologies and world-class solutions to service providers and enterprises who are poised to transform, compete and win.

DASAN Zhone Solutions, the DZS logo, and all DZS product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

Contacts

DASAN Zhone Solutions
Blair King, Vice President Finance
Tel: 510-777-7386
E: ir@dasanzhone.com

DZS Strategic Communications
Matt Glover or Charlie Schumacher
Tel: 949-574-3860
E: dzsi@gatewayir.com

- FINANCIAL TABLES FOLLOW –

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
($ in thousands, except per share data)
	For the Quarters Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net revenue	$ 47,480	$ 77,605	$ 74,089
Cost of revenue	31,485	52,323	49,219
Gross profit	15,995	25,282	24,870
Operating expenses:
Research and product development	9,600	9,004	10,184
Selling, general and administrative	13,617	15,522	15,039
Restructuring and other charges	-	4,908	-
Amortization of intangible assets	372	101	472
Goodwill impairment charge	-	1,003	-
Total operating expenses	23,589	30,538	25,695
Operating income	(7,594)	(5,256)	(825)
Interest income	70	(68)	88
Interest expense	(643)	(742)	(871)
Loss on Debt Extinguishment	(1,369)	-	-
Other expenses, net	760	(1,641)	228
Income (loss) before income taxes	(8,776)	(7,707)	(1,380)
Income tax (benefit) provision	(5)	2,487	77
Net income (loss)	(8,771)	(10,194)	(1,457)
Net income (loss) attributable to non-controlling interest	-	-	181
Net income (loss) attributable to DASAN Zhone Solutions, Inc.	$ (8,771)	$ (10,194)	$ (1,638)

Earnings (loss) per share attributable to DASAN Zhone Solutions, Inc.:
Basic	$ (0.41)	$ (0.48)	$ (0.10)
Diluted	$ (0.41)	$ (0.48)	$ (0.10)
Weighted average shares outstanding:
Basic	21,474	21,392	16,593
Diluted	21,474	21,392	16,593

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$ (8,771)	$ (10,194)	$ (1,457)
Interest expense, net	573	810	783
Income tax (benefit) provision	(5)	2,487	77
Depreciation and amortization	1,256	1,005	1,417
EBITDA	$ (6,947)	$ (5,892)	$ 820
Stock-based compensation	782	690	825
Merger and acquisition costs	-	-	337
Loss on debt extinguishment	1,369	-	-
Inventory step-up amortization	-	-	201
Bargain purchase gain on acquisition	-	334	(334)
Restructuring and other charges	-	4,908	-
Goodwill impairment charge	-	1,003	-
Adjusted EBITDA	$ (4,796)	$ 1,043	$ 1,849

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
($ in thousands)
	March 31,	December 31,
Assets	2020	2019
Current Assets
Cash, cash equivalents and restricted cash	$ 35,718	$ 33,393
Accounts receivable, net	86,270	96,865
Other receivables	10,020	8,124
Inventories	39,912	35,439
Contract assets	3,128	16,680
Prepaid expenses and other current assets	5,974	4,185
Total current assets	181,022	194,686
Property, plant and equipment, net	6,716	6,769
Right-of-use assets from operating leases	18,778	20,469
Goodwill	3,977	3,977
Intangible assets, net	11,464	12,381
Non-current deferred tax assets	2,364	1,622
Long-term restricted cash	163	242
Other assets	4,890	6,001
Total assets	$ 229,374	$ 246,147

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 35,634	$ 38,427
Short-term debt	12,323	17,484
Other payables	1,966	3,278
Contract liabilities - current	3,305	3,567
Operating lease liabilities - current	4,005	4,201
Accrued and other liabilities	10,203	12,844
Total current liabilities	67,436	79,801
Long-term debt	27,348	19,033
Contract Liabilities - non-current	3,152	3,230
Operating lease liabilities - non-current	16,667	18,154
Pension liabilities	15,768	17,671
Other long-term liabilities	1,714	1,710
Total liabilities	132,085	139,599
Stockholders’ equity
Common stock	21	21
Additional paid-in capital	141,191	139,700
Accumulated other comprehensive income	(5,918)	(3,939)
Accumulated deficit	(38,005)	(29,234)
Total stockholders’ equity	97,289	106,548
Total liabilities and stockholders’ equity	$ 229,374	$ 246,147

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results

(Unaudited, $ in thousands, except per share data)

The reconciliation of EBITDA and Adjusted EBITDA to net income is included above in the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).  Set forth below are reconciliations of Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Operating Expenses, Non-GAAP Operating Income, Non-GAAP Net Income Attributable to DZS, and Non-GAAP Net Income per Share Attributable to DZS to GAAP gross profit, operating expenses, operating income (loss), net income (loss) attributable to DZS, and net income (loss) per diluted share attributable to DZS respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures.

	Three Months Ended March 31, 2020
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$31,485	$15,995	$23,589	$(7,594)	$(8,771)	$(0.41)
Adjustments to GAAP amounts:
Depreciation and amortization	(472)	472	(784)	1,256	1,256	0.06
Stock-based compensation	(9)	9	(773)	782	782	0.04
Loss on debt extinguishment	-	-	-	-	1,369	0.06
Non-GAAP amount	$31,004	$16,476	$22,032	$(5,556)	$(5,364)	$(0.25)

	Three Months Ended December 31, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$52,323	$25,282	$30,538	$(5,256)	$(10,194)	$(0.48)
Adjustments to GAAP amounts:
Depreciation and amortization	(399)	399	(606)	1,005	1,005	0.05
Stock-based compensation	(10)	10	(680)	690	690	0.03
Restructuring and other charges	-	-	(4,908)	4,908	4,908	0.23
Goodwill impairment charge	-	-	(1,003)	1,003	1,003	0.05
Bargain purchase gain on acquisition	-	-	-	-	334	0.02
Non-GAAP amount	$51,914	$25,691	$23,341	$2,350	$(2,254)	$(0.11)

	Three Months Ended March 31, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$49,219	$24,870	$25,695	$(825)	$(1,638)	$(0.10)
Adjustments to GAAP amounts:
Depreciation and amortization	(517)	517	(900)	1,417	1,417	0.08
Stock-based compensation	(10)	10	(815)	825	825	0.05
Merger and acquisition costs	-	-	(337)	337	337	0.02
Inventory step-up amortization	(201)	201	-	201	201	0.01
Bargain purchase gain on acquisition	-	-	-	-	(334)	(0.01)
Non-GAAP amount	$48,491	$25,598	$23,643	$1,955	$808	$0.05

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Guidance
(Unaudited, $ in thousands)

The reconciliation of Adjusted EBITDA, Adjusted gross margin and Adjusted operating expenses to net income (loss), gross margin and operating expenses, respectively, which the Company considers to be the most directly comparable U.S. GAAP measures.

	Q2 2020
	Low	High
	($ in millions)
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(8.50)	($4.10)
Interest expense, net	0.4	0.4
Income tax expense	0.4	0.5
Depreciation and amortization	1.4	1.4
EBITDA	-6.3	-1.8
Stock-based compensation	0.8	0.8
Adjusted EBITDA	$(5.50)	($1.00)

Reconciliation of Gross Margin to Adjusted Gross Margin:
GAAP Gross Margin	32.10%	33.10%
COGS Depreciation and amortization	0.40%	0.40%
Adjusted Gross Margin	32.50%	33.50%

Reconciliation of Operating Expenses to Adjusted Operating Expenses:
Operating Expenses	$25.90	$24.90
Depreciation and amortization	1.1	1.1
Stock-based compensation	0.8	0.8
Adjusted Operating Expenses	$24.00	$23.00